Filed Pursuant to Rule 424(b)(3)

Registration No. 333-221709

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 6, 2017)

22,638,553 Shares

6,062,500 Warrants

This Prospectus Supplement supplements the prospectus dated December 6, 2017 (as supplemented to date, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-221709). The Prospectus and this prospectus supplement relate to the disposition from time to time of up to 22,638,553 shares of our common stock and up to 6,062,500 warrants, which are held or may be held by the selling securityholders named in the Prospectus. We will not receive any proceeds from the sale of our securities offered by the selling securityholders under the Prospectus.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Current Report on Form 8-K

On December 13, 2017, we filed a Current Report on Form 8-K with the Securities and Exchange Commission. The portion of the text of such Form 8-K that is treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is attached hereto.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. In reviewing the Prospectus and this prospectus supplement, you should carefully consider the matters described under the heading “Risk Factors” beginning on page 5 of the Prospectus.

You should rely only on the information contained in the Prospectus, this prospectus supplement or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 19, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 7, 2017

Date of Report (date of earliest event reported)

Rimini Street, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 839-9671

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2017, Rimini Street, Inc., a Delaware corporation (the “Company”), certain funds affiliated with Adams Street Partners, LLC (the “Adams Street Holders”) and certain of entities affiliated with GPIC, Ltd (the “GP Holders” and, together with the Adams Street Holders, the “Holders”) entered into a preemptive rights agreement (the “Preemptive Rights Agreement”), pursuant to which, among other things, the Company agreed to provide each Holder who continues to own at least five 5% of the Company’s issued and outstanding common stock (each, a “Major Holder”) with a right of first refusal to purchase securities in future issuances by the Company of capital stock or debt securities of the Company, rights, convertible securities, options or warrants to purchase capital stock of the Company, and securities of any type that are, or may become, exercisable or convertible into capital stock by the Company, subject to certain exceptions, in proportion to such Major Holder’s pro rata ownership percentage in the Company’s common stock immediately prior to the issuance of such new securities. As previously disclosed, entering into the Preemptive Rights Agreement was contemplated as part of the closing of the Company’s merger into GP Investments Acquisition Corp. One of the Company’s directors, Robin Murray, is affiliated with the Adams Street Holders, and two of the Company’s directors, Antonio Bonchristiano and Andrew Fleiss, are affiliated with the GP Holders.

The Preemptive Rights Agreement, and the right of first refusal granted thereunder, shall terminate upon the earlier of (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain, as a result of shares in the Company held by such holders prior to such transaction, more than fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions, (ii) a sale, lease or other conveyance of all or substantially all of the assets or intellectual property of the Company, (iii) the date upon which there are no Major Holders, or (iv) the fifth anniversary of the date of the Preemptive Rights Agreement.

The foregoing description of the Preemptive Rights Agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Preemptive Rights Agreement, which is attached as Exhibit 4.1 and is incorporated herein by reference.

ITEM 9.01(b)	EXHIBITS.

Exhibit No.	Description
4.1	Preemptive Rights Agreement, dated as of December 7, 2017, by and among the Adams Street Holders (as defined therein), the GP Holders (as defined therein), and Rimini Street, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: December 13, 2017	By:	/s/ Seth A. Ravin
	Name:	Seth A. Ravin
	Title:	Chief Executive Officer

Exhibit 4.1

EXECUTION VERSION

RIMINI STREET, INC.

PREEMPTIVE RIGHTS AGREEMENT

DATED AS OF DECEMBER 7, 2017

PREEMPTIVE RIGHTS AGREEMENT

This PREEMPTIVE RIGHTS AGREEMENT is made as of December 7, 2017 by and among Rimini Street, Inc., a Delaware corporation (the “Company”), the entities set forth on Schedule A-1 (the “GP Holders”), and the entities set forth on Schedule A-2 (the “Adams Street Holders,” and together with the GP Holders, the “Holders”).

BACKGROUND

A.	Rimini Street, Inc., a Nevada Corporation (‘‘Pre-Closing Rimini Street’’), and the Adams Street Holders (among other parties), were parties to that certain Amended and Restated Stockholders’ Agreement dated as of October 31, 2016 (the “Prior Agreement”).

B.	Pre-Closing Rimini Street is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 16, 2017 (as amended) by and among GP Investments Acquisition Corp., a Cayman Islands exempted company (“GPIA”), Let’s Go Acquisition Corp., GPIA’s wholly-owned subsidiary (‘‘Let’s Go’’), Pre-Closing Rimini Street, and, solely in his capacity as the initial Holder Representative for the limited purposes set forth therein, Robin Murray.

C.	Among other things, the Merger Agreement provides for the merger of Let’s Go with and into Pre-Closing Rimini Street, with Pre-Closing Rimini Street surviving the merger (the ‘‘First Merger’’), with the surviving corporation then merging with and into GPIA (which was a corporation incorporated in the State of Delaware, following its domestication, with GPIA surviving the merger (the ‘‘Second merger’’ and, together with the First Merger, the ‘‘Mergers’’) and renamed ‘‘Rimini Street, Inc.’’ (i.e., the Company).

D.	The Mergers were consummated on October 10, 2017.

E.	As a result of the consummation of the Mergers, the Prior Agreement will terminate in accordance with its terms.

F.	Immediately following the consummation of the Mergers, the Adams Street Holders, collectively, as well as the GP Holders, hold a substantial portion of the issued and outstanding capital stock of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1       Definitions. In this Agreement, the following terms shall have the meanings set out below unless the context requires otherwise:

“Affiliate” or “Affiliated” means, with respect to any Person, (i) any other Person who directly or indirectly Controls or is under common Control with, that Person, or (ii) any other Person that owns or controls five percent (5%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its affiliates.

“Agreement” means this Agreement, as it may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the place where the registered office of the Company is located.

“Common Stock” means the shares of the Company’s common stock.

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of equity interests or voting securities, by contract, or otherwise.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“including” means including without limitation, and “includes” means includes without limitation.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Major Holder” means each Holder who, in each case giving effect to the provisions of Section 3.15, continues to own at least five percent (5%) of the Company’s issued and outstanding Common Stock.

“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

“Preferred Stock” means any shares of any series of preferred stock of the Company.

“Shares” means:

(a)        shares of Common Stock;

(b)       shares of Preferred Stock;

(c)        rights, warrants, options and other instruments issued by the Company which entitle the holder, either under all circumstances or under some circumstances, to acquire from the Company shares in the capital stock of the Company; and

(d)       instruments which are convertible or exchangeable, either under all circumstances or under some circumstances, into any of the foregoing.

1.2         Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3         Number and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4         Business Days. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.5         Currency and Payment Obligations. Except as otherwise expressly provided in this Agreement, all dollar amounts referred to in this Agreement are stated in United States dollars and any payment contemplated by this Agreement shall be made by cash, certified check or any other method that provides immediately available funds.

1.6         Statute References. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated, re-enacted or replaced from time to time.

1.7         Section References. Unless the context requires otherwise, references in this Agreement to Articles and Sections are to Articles and Sections of this Agreement.

ARTICLE 2

PRE-EMPTIVE RIGHTS

2.1         Right of First Refusal to Major Holders. The Company hereby grants to each Major Holder the right of first refusal to purchase its pro rata share of New Securities (as defined in Section 2.2) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Major Holder’s “pro rata share,” for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Major Holder immediately prior to the issuance of New Securities to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion or exercise of all then outstanding convertible securities, rights, options and warrants).

2.2         New Securities. “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) and debt securities of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(a)       the Shares issued as of the date hereof;

(b)       securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board;

(c)       securities issued pursuant to the conversion or exercise of warrants outstanding as of the date of this Agreement;

(d)       securities issued or issuable as a dividend or distribution on Preferred Stock of the Company;

(e)       securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board;

(f)        securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board;

(g)       any debt obligations incurred or issued by the Company or its subsidiaries pursuant to, or in connection with, any financing facilities or other debt instruments arranged by Colbeck Capital Management LLC or any of its Affiliates;

(h)       any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (a) through (g) above; and

(i)       debt obligations under credit agreements with banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board.

2.3         Notice of Sale. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Holder written notice (in accordance with Section 3.2 hereof) of its intention, describing (i) the type of New Securities, (ii) their price or method of determining their price and (iii) the general terms upon which the Company proposes to issue the same. Each Major Holder shall have ten (10) days after any such notice is received (in accordance with Section 3.2 hereof) to agree to purchase such Major Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, and stating therein the quantity of New Securities to be purchased. The parties hereto acknowledge and agree that any such notice delivered pursuant to this Section 2.3 shall be treated confidentially by each recipient thereof.

2.4         Election Period. In the event the Holders fail to exercise the right of first refusal within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell that portion of the New Securities with respect to which the Major Holders’ right of first refusal option set forth in this ARTICLE 2 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Holders delivered pursuant to Section 2.3. In the event the Company has not sold within such ninety (90) day period following the Election Period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Holders in the manner provided in this ARTICLE 2.

2.5         Expiration. The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, any offering of securities following the Termination Date.

ARTICLE 3

GENERAL

3.1         Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and each of the Holders who are adversely affected by such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each party to this Agreement.

3.2         Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) by FedEx or other nationally recognized overnight delivery service, or (iv) by telecopy or email (in each case in this clause (iv), solely if receipt is confirmed and, in the case of email, excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Company:	Rimini Street, Inc.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
	Attention:	Daniel B. Winslow
Senior Vice President and General Counsel
	Telecopy No.:	(702) 973-7491
Email: dwinslow@riministreet.com

With a copy (which shall not constitute notice) to:	Wilson Sonsini Goodrich & Rosati Professional Corporation
1 Market Plaza
San Francisco, California 94105
Attention: Mike Ringler
	Telecopy No.:	+1 (415) 947-2099
Email: mringler@wsgr.com

If to the GP Holders:	GPIC, Ltd.
150 E. 52nd Street, Suite 5003
New York, NY 10022
Attention: Antonio Bonchristiano
	Telecopy No.:	+1 (212) 430-4365
+ 55 11 3556-5566
Email: Antonio.bonchristiano@gp-investments.com

With a copy (which shall not constitute notice) to:	GP Investimentos, Ltda.
Av. Brig. Faria Lima, 3900 - 7th floor
04538-132 São Paulo – Brazil
Attention: Ana Roson
	Telecopy No.:	55 11 3556-5566
Email: ana.roson@gp-investments.com

If to the Adams Street Holders:	To the addresses set forth on Schedule A

With a copy (which shall not constitute notice) to:	Adams Street Partners, Inc.
2500 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attn: Robin Murray
Facsimile: (650) 331-4861

and

DLA Piper LLP (US)
401 Congress Avenue, Suite 2500
Austin, TX 78701-3799
Attn: John J. Gilluly, III
Facsimile: (512) 721-2290

3.3         Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

3.4         Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by a Holder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Notwithstanding the foregoing provisions of this Section 3.4, (a) any Adams Street Holder shall have the right, without the need for any consent, to assign its rights pursuant to ARTICLE 2 hereof to any of its Affiliates, which Affiliates shall, upon the purchase of any New Securities, join this Agreement as additional Adams Street Holders, and (b) any GP Holder shall have the right, without the need for any consent, to assign its rights pursuant to ARTICLE 2 hereof to any of its Affiliates, which Affiliates shall, upon the purchase of any New Securities, join this Agreement as additional GP Holders.

3.5         Entire Agreement. This Agreement and the exhibits hereto constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement.

3.6         Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.7         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.8         Waiver. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the parties to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party to this Agreement in respect of any default, breach, non-observance or by anything done or omitted to be done by another party to this Agreement. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance (whether of the same or any other nature).

3.9         No Partnership. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any Holder the partner of any other Holder.

3.10       Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.11       Captions; Counterparts.   The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.12       Jurisdiction; Waiver of Jury Trial.

(a)       Any proceeding or action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 3.12.

(b)       Each party acknowledges and agrees that any controversy which may arise under this Agreement and the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any action, suit or proceeding directly or indirectly arising out of or relating to this Agreement or any of the transactions contemplated hereby.

3.13       Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.14       Effectiveness. Notwithstanding anything to the contrary herein, this Agreement shall only come into effect upon the receipt by the Company of a consent to enter into this Agreement by the Required Lenders (under and as such term is defined in the Financing Agreement, dated as of June 24, 2016 (as amended from to time) among the Company, each subsidiary of the Company party thereto as a Guarantor (if any), the Lenders (hereinafter, as defined therein), Cortland Capital Market Services LLC, as collateral agent and as administrative agent for such Lenders, and CB Agent Services LLC, as origination agent for such Lenders).

3.15       Termination. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate (the date upon which such termination shall occur, the “Termination Date”) upon the earlier of:

(a)       the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions;

(b)       a sale, lease or other conveyance of all or substantially all of the assets or intellectual property of the Company;

(c)       the date upon which there are no Major Holders; or

(d)       the fifth (5th) anniversary of the date hereof.

3.16       Aggregation of Stock. All securities held or acquired by Affiliated entities (including Affiliated venture capital funds) or persons and by the partners, members or other equity owners, or retired partners, retired members or other equity owners, of a party hereto shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

(Remainder of Page Intentionally Left Blank)

The parties are signing this Preemptive Rights Agreement as of the date stated in the introductory clause.

COMPANY:

RIMINI STREET, INC.,
a Delaware corporation

By:	/s/ Seth A. Ravin

Name:	Seth A. Ravin

Title:	Chief Executive Officer

Rimini Street - Signature Page to Preemptive Rights Agreement

GP Holders:

GPIC, Ltd.,
a Bermuda company

By:	/s/ Antonio Bonchristiano
Antonio Bonchristiano, Authorized Signatory

RMNI InvestCo, LLC,
a Delaware limited liability company

By:	/s/ Antonio Bonchristiano
Antonio Bonchristiano, Authorized Signatory

GPIAC, LLC,
a Delaware limited liability company

By:	/s/ Antonio Bonchristiano
Antonio Bonchristiano, Authorized Signatory

Rimini Street - Signature Page to Preemptive Rights Agreement

ADAMS STREET HOLDERS:

ADAMS STREET 2007 DIRECT FUND, L.P.

By: ASP 2007 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray

Name:	Robin P. Murray

Title:	Partner

Rimini Street - Signature Page to Preemptive Rights Agreement

ADAMS STREET 2008 DIRECT FUND, L.P.

By: ASP 2008 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray

Name:	Robin P. Murray

Title:	Partner

Rimini Street - Signature Page to Preemptive Rights Agreement

ADAMS STREET 2009 DIRECT FUND, L.P.

By: ASP 2009 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray

Name:	Robin P. Murray

Title:	Partner

Rimini Street - Signature Page to Preemptive Rights Agreement

ADAMS STREET 2013 DIRECT FUND, L.P.

By: ASP 2013 Direct Management, LP, its General Partner

By: ASP 2013 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray

Name:	Robin P. Murray

Title:	Partner

Rimini Street - Signature Page to Preemptive Rights Agreement

ADAMS STREET 2014 DIRECT FUND, L.P.

By: ASP 2014 Direct Management, LP, its General Partner

By: ASP 2014 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray

Name:	Robin P. Murray

Title:	Partner

Rimini Street - Signature Page to Preemptive Rights Agreement

ADAMS STREET 2015 DIRECT VENTURE/GROWTH FUND, L.P.

By: ASP 2015 Direct Management, LP, its General Partner

By: ASP 2015 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray

Name:	Robin P. Murray

Title:	Partner

Rimini Street - Signature Page to Preemptive Rights Agreement

ADAMS STREET 2016 DIRECT VENTURE/GROWTH FUND, L.P.

By: ASP 2016 Direct Management, LP, its General Partner

By: ASP 2016 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray

Name:	Robin P. Murray

Title:	Partner

Rimini Street - Signature Page to Preemptive Rights Agreement

ADAMS STREET VENTURE/GROWTH FUND VI, L.P.

By: ASP VG Management VI LP, its General Partner

By: ASP VG Management VI LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray

Name:	Robin P. Murray

Title:	Partner

Rimini Street - Signature Page to Preemptive Rights Agreement

SCHEDULE A-1

Holder		Number of Existing Shares

GPIC, Ltd.		Common Stock: none
150 E. 52nd Street, Suite 5003
New York, NY 10022
Attention: Antonio Bonchristiano
Telecopy No.:	+1 (212) 430-4365
+ 55 11 3556-5566

RMNI InvestCo, LLC		Common Stock: 3,600,000
c/o GPIC, Ltd.
150 E. 52nd Street, Suite 5003
New York, NY 10022
Attention: Antonio Bonchristiano
Telecopy No.:	+1 (212) 430-4365
+ 55 11 3556-5566

GPIAC, LLC		Common Stock: 4,252,500
c/o GPIC, Ltd.
150 E. 52nd Street, Suite 5003		Warrants for common stock: 6,062,500
New York, NY 10022
Attention: Antonio Bonchristiano
Telecopy No.:	+1 (212) 430-4365
+ 55 11 3556-5566

SCHEDULE A-2

Holder		Number of Existing Shares

Adams Street 2007 Direct Fund, L.P.		Common Stock: 4,325,820
c/o Adams Street Partners, LLC
One North Wacker Drive,
Suite 2200 Chicago, IL 60606
Telecopy No..:	(312) 553-7891

Adams Street 2008 Direct Fund, L.P.		Common Stock: 4,875,911
c/o Adams Street Partners, LLC
One North Wacker Drive,
Suite 2200 Chicago, IL 60606
Telecopy No..:	(312) 553-7891

Adams Street 2009 Direct Fund, L.P.		Common Stock: 4,272,039
c/o Adams Street Partners, LLC
One North Wacker Drive,
Suite 2200 Chicago, IL 60606
Telecopy No..:	(312) 553-7891

Adams Street 2013 Direct Fund, L.P.		Common Stock: 1,313,301
c/o Adams Street Partners, LLC
One North Wacker Drive,
Suite 2200 Chicago, IL 60606
Telecopy No..:	(312) 553-7891

Adams Street 2014 Direct Fund, L.P.		Common Stock: 1,786,318
c/o Adams Street Partners, LLC
One North Wacker Drive,
Suite 2200 Chicago, IL 60606
Telecopy No..:	(312) 553-7891

Holder		Number of Existing Shares

Adams Street 2015 Direct Venture/Growth Fund, L.P.		Common Stock: 1,371,200
c/o Adams Street Partners, LLC
One North Wacker Drive,
Suite 2200 Chicago, IL 60606
Telecopy No..:	(312) 553-7891

Adams Street 2016 Direct Venture/Growth Fund, L.P.		Common Stock: 1,353,906
c/o Adams Street Partners, LLC
One North Wacker Drive,
Suite 2200 Chicago, IL 60606
Telecopy No..:	(312) 553-7891

Adams Street Venture/Growth Fund VI, L.P.		Common Stock: 3,982,079
c/o Adams Street Partners, LLC
One North Wacker Drive,
Suite 2200 Chicago, IL 60606
Telecopy No..:	(312) 553-7891